Exhibit 99.4

Windstream Corporation

TENDER OF ALL OUTSTANDING

$800,000,000 aggregate principal amount of

8.125% Senior Notes Due 2013 issued on July 17, 2006

in Exchange for 8.125% Senior Notes Due 2013

That Have Been Registered Under the

Securities Act of 1933

and

All Outstanding $1,746,000,000 aggregate principal amount of

8.625% Senior Notes Due 2016 issued on July 17, 2006

in Exchange for 8.625% Senior Notes Due 2016

That Have Been Registered Under the

Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON •, 2006, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holders, Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

We are enclosing herewith the material listed below relating to the offer by Windstream Corporation, a Delaware corporation (the “Company”), to exchange (i) 8.125% Senior Notes Due 2013 (the “New 2013 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of 8.125% Senior Notes Due 2013 issued on July 17, 2006 (the “Old 2013 Notes”) and (ii) 8.625% Senior Notes Due 2016 (the “New 2016 Notes” and, together with the New 2013 Notes, the “New Notes”) which have been registered under the Securities Act, pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of 8.625% Senior Notes Due 2016 issued on July 17, 2006 (the “Old 2016 Notes” and, together with the Old 2013 Notes, the “Old Notes”) upon the terms and subject to the conditions set forth in the prospectus, dated •, 2006 (the “Prospectus”), and the related Letter of Transmittal (which together constitute the “exchange offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus dated •, 2006;

2. Letter of Transmittal (together with accompanying Substitute Form W-9 and related Guidelines);

3. Notice of Guaranteed Delivery;

4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee;

5. Letter that may be sent from your clients to you with such clients’ instruction with regard to the exchange offer (included in item 4. above); and

6. Letter to the holders of Old Notes.

We urge you to contact your clients promptly. Please note that the exchange offer will expire on the Expiration Date unless extended. The exchange offer is not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

•	the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes;

•	the holder is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act;

•	neither the holder nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company; and

•	if the holder is not a broker-dealer, that the holder is not engaged in and does not intend to engage in the distribution of the New Notes.

If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Old Notes.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Old Notes pursuant to the exchange offer. The Company will not pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it.

Additional copies of the enclosed materials may be obtained from the exchange agent by calling Muriel Shaw, Assistant Vice President, U.S. Bank National Association, Corporate Trust Department at (404) 588-7067.

Very truly yours,

Windstream Corporation

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